Exhibit 10.2

FIRST AMENDMENT TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This First Amendment (“First Amendment”), effective as of September 9, 2015, by and between Acceleron Pharma Inc., a Delaware corporation (“Acceleron”), and Kevin F. McLaughlin, Senior Vice President and Chief Financial Officer of Acceleron (the “Executive”), amends that certain Amended and Restated Employment Agreement between Executive and Acceleron, dated as of January 31, 2014 (“Agreement”). Together Acceleron and Executive are the “Parties” and each is a “Party”.
WHEREAS, in accordance with Section 12 of the Agreement, the Parties desire to amend the Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree to amend the Agreement as follows:

1.
In the first sentence of each of Sections 5(d)(i) and 5(d)(ii) of the Agreement, the text “the second anniversary of the Amendment Date” in each Section is hereby deleted and replaced with the text “September 9, 2015”.

2.	All other terms and conditions set forth in the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto by their duly authorized representatives have executed this First Amendment effective as of the date first above written.

ACCELERON PHARMA INC.

By:    /s/ John L. Knopf, Ph.D.
John L. Knopf, Ph.D.
Chief Executive Officer and President

By:    /s/ Joseph Zakrzewski
Joseph Zakrzewski
Compensation Committee Chair

ACCEPTED AND AGREED:

Signature:     /s/ Kevin F. McLaughlin
Kevin F. McLaughlin

Date:        September 9, 2015